Exhibit 23(b)

The Board of Directors

PainCare Holdings, Inc.

We consent to the use of our report, dated March 8, 2004, in the Registration Statement on Form S-3 dated August 27, 2004 and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

(formerly known as Parks, Tschopp, Whitcomb & Orr, P.A.)
Maitland, Florida
August 27, 2004

The Board of Directors

PainCare Holdings, Inc.

We consent to the use of our reports as follows:

Bone and Joint Surgical Clinic	December 16, 2003
Healthcare Center of Tampa, Inc.	December 16, 2003
Denver Pain Management, P.C.	May 6, 2004
Dynamic Rehabilitation Centers, Inc.	June 16, 2004
Georgia Surgical Centers, Inc. and Georgia Pain Physicians, P.C.	July 30, 2004
Rick Taylor, D.O., P.A.	August 19, 2004
Dr. Benjamin Zolper, M.D., LLC	August 24, 2004

in the Registration Statement on Form S-3 dated August 27, 2004 as well as in the Registration Statements on Form S-3 (File No.’s 333-112355 and 333-115031) and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

(formerly known as Park, Tschopp, Whitcomb & Orr, P.A.)
Maitland, Florida
August 27, 2004